The Vantagepoint Funds
FYE 12/31/2003
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %

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

                         All-Equity Growth                Long-Term Growth                 Traditional Growth
   Name of Fund Owned      Market Value       % of Total MV    Market Value      % of Total MV   Market Value    % of Total MV

    Growth & Income            $25,611,500         19.99%     $164,282,026          20.01%    $120,121,510       15.10%
     Equity Income             $19,232,501         15.01%      $82,451,755          10.05%     $80,340,515       10.10%
     International             $25,734,214         20.08%      $82,810,423          10.09%     $80,827,571       10.16%
     US Government                      $0          0.00%               $0           0.00%              $0        0.00%
  Income Preservation                   $0          0.00%               $0           0.00%    $236,365,439       29.71%
Aggressive Opportunities       $25,572,727         19.95%     $123,005,681          14.99%     $79,882,889       10.04%
       Core Bond                        $0          0.00%     $162,632,823          19.81%     $78,632,363        9.88%
         Growth                $32,001,523         24.97%     $163,662,472          19.94%    $119,453,309       15.01%
 Overseas Equity Index                  $0          0.00%      $41,975,013           5.11%              $0        0.00%

   Total Market Value         $128,152,465        100.00%     $820,820,193         100.00%  $795,623,596      100.00%



                         Conservative Growth                   Savings Oriented
   Name of Fund Owned      Market Value        % of Total MV    Market Value       % of Total MV

    Growth & Income            $38,059,848         10.12%      $20,716,584          10.24%
     Equity Income             $38,185,964         10.15%      $20,754,358          10.26%
     International             $19,166,275          5.10%      $10,367,881           5.13%
     US Government                      $0          0.00%      $20,020,827           9.89%
  Income Preservation         $186,457,333         49.59%     $130,419,712          64.48%
Aggressive Opportunities       $18,988,151          5.05%               $0           0.00%
       Core Bond               $37,286,896          9.92%               $0           0.00%
         Growth                $37,880,421         10.07%               $0           0.00%
 Overseas Equity Index                  $0          0.00%               $0           0.00%

   Total Market Value         $376,024,888        100.00%     $202,279,362         100.00%
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